Exhibit 99.1

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Limbach Holdings LLC and Subsidiaries

Limbach Holdings LLC and Subsidiaries

Condensed Consolidated Financial Statements

Contents

Condensed Consolidated Financial Statements

Limbach Holdings LLC and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2016	2015
	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$1,687	$6,107
Restricted cash	63	63
Accounts receivable, net of allowance for doubtful accounts	92,122	85,357
Costs and estimated earnings in excess of billings
on uncompleted contracts	23,184	20,745
Advances to and equity in joint ventures, net	6	6
Other current assets	2,286	1,793
Total current assets	119,348	114,071

Property and equipment, net	14,315	13,221
Other assets	74	37
Total assets	$133,737	$127,329

Liabilities and members’ equity
Current liabilities:
Current portion of long-term debt	$4,821	$2,698
Accounts payable including retainage	39,563	42,569
Billings in excess of costs and estimated earnings on
uncompleted contracts	36,086	26,272
Accrued expenses and other current liabilities	13,271	15,660
Total current liabilities	93,741	87,199

Noncurrent liabilities:
Long-term debt, net of current portion	27,253	30,957
Other long-term liabilities	1,209	964
Total noncurrent liabilities	28,462	31,921
Total liabilities	122,203	119,120

Members’ equity	11,534	8,209
Total liabilities and members’ equity	$133,737	$127,329

See accompanying notes

Limbach Holdings LLC and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenue, net	$96,648	$78,510	$194,467	$156,671
Cost of services	83,462	68,273	169,140	135,940
Gross profit	13,186	10,237	25,327	20,731

Selling, general, and administrative expenses	10,277	8,946	20,118	18,247
Operating income	2,909	1,291	5,209	2,484

Other income (expense):
Gain (loss) on sale of property and equipment	(7)	8	(3)	10
Interest expense	(884)	(784)	(1,719)	(1,532)
Total other income (expense)	(891)	(776)	(1,722)	(1,522)

Net income	$2,018	$515	$3,487	$962

See accompanying notes

Limbach Holdings LLC and Subsidiaries

Condensed Consolidated Statements of Members' Equity

(Unaudited)

Members
Equity
(In Thousands)

Balance, December 31, 2014	$3,961
Net income	962
Distributions	(122)
Balance, June 30, 2015	$4,801

Balance, December 31, 2015	$8,209
Net income	3,487
Distributions	(162)
Balance, June 30, 2016	$11,534

See accompanying notes

Limbach Holdings LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2016	2015

Operating activities
Net income	$3,487	$962
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	1,431	1,242
Amortization	2	16
Allowance for doubtful accounts	48	1
Paid-in-kind interest on subordinated debt	1,234	1,295
(Gain) loss on sale of property and equipment	3	(10)
	6,205	3,506
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(6,813)	4,201
Increase in costs and estimated earnings in excess of
billings on uncompleted contracts	(2,439)	(7,635)
Increase in other current assets	(493)	(301)
Increase in other assets	(39)	(30)
Decrease in accounts payable	(3,006)	(7,247)
Increase (decrease) in billings in excess of costs and estimated earnings on
uncompleted contracts	9,814	(2,568)
Increase (decrease) in accrued expenses and other current liabilities	(2,389)	4,063
Increase (decrease) in other long-term liabilities	245	(136)
Total cash provided by operating activities	1,085	(6,147)

Investing activities
Proceeds from sale of property and equipment	7	24
Increase in advances to joint ventures	–	(1)
Purchases of property and equipment	(1,662)	(379)
Net cash used in investing activities	(1,655)	(356)

Financing activities
Proceeds from revolving credit facility	55,611	22,048
Payments on revolving credit facility	(57,611)	(21,359)
Payments on other term loan	(1,038)	(1,037)
Payments on capital leases	(650)	(525)
Payments of distributions	(162)	(122)
Net cash used in financing activities	(3,850)	(995)

Increase (decrease) in cash and cash equivalents	(4,420)	(7,498)
Cash and cash equivalents, beginning of period	6,107	8,612
Cash and cash equivalents, end of period	$1,687	$1,114

Supplemental disclosures of cash flow information
Noncash investing and financing transactions:
Financing property and equipment with capital leases	$873	$538
Interest Paid	$512	$251

See accompanying notes

Limbach Holdings LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(Dollars in Thousands)

1. Organization and Nature of Business

Limbach Holdings LLC (the Company) is a holding company that through its membership in Limbach Facility Services LLC, wholly owns entities (Limbach Company LLC, Harper Limbach LLC, Harper Limbach Construction LLC and Limbach Company LP). Through these entities we operate our business in two segments, (i) Construction, in which we generally manage large construction or renovation projects that involve primarily HVAC, plumbing and electrical services, and (ii) Services, in which we provide maintenance or service primarily on HVAC, plumbing or electrical services. This work is primarily performed under fixed price, modified fixed price, and time and material contracts over periods of typically less than two years. The Company’s customers operate in several different industries, including healthcare, education, government, commercial, manufacturing, entertainment, and leisure. The Company operates primarily in the Northeast, Mid-Atlantic, Southeast, Midwest, and Southwestern regions of the United States. Under the terms of the Company’s operating agreement, no LLC member shall be personally liable for any debt, obligation or liability of the Company.

2. Significant Accounting Policies

Basis of Presentation

These interim statements should be read in conjunction with the historical Consolidated Financial Statements and related notes of Limbach Holdings LLC as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015 included in the Registration Statement of 1347 Capital Corp. on Form S-4/A (the "Form S-4/A") as filed with the Securities and Exchange Commission ("SEC") on June 10 2016.

The accompanying condensed consolidated balance sheet as of December 31, 2015, was derived from the audited consolidated financial statements as of December 31, 2015, of Limbach Holdings LLC and subsidiaries, and the accompanying unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2016 and 2015 have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all of the information and related footnotes that would normally be required by accounting principles generally accepted in the United States of America for complete financial reporting. The accounting policies used in preparing these consolidated financial statements are the same as those described in the Registration Statement. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2015.

The accompanying unaudited condensed consolidated financial statements include all adjustments (consisting of a normal and recurring nature) that management considers necessary for a fair statement of financial information for the interim periods. Interim results are not necessarily indicative of the results that may be expected for the year ending December 31, 2016.

Principles of Consolidation

These condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The condensed consolidated financial statements include all amounts of Limbach Holdings LLC and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. The Company believes the most significant estimates and assumptions are associated with revenue recognition on construction contracts, insurance reserves, and contingencies. If the underlying estimates and assumptions upon which the consolidated financial statements are based change in the future, actual amounts may differ from those included in the accompanying consolidated financial statements.

Limbach Holdings LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

(Unaudited)

2. Significant Accounting Policies (continued)

Recent Accounting Pronouncements

The effective dates shown in the following pronouncements are private company effective dates based upon the Company’s current status as an Emerging Growth Company.

In May 2014, the Financial Accounting Standards Board ("FASB") issued ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606)." ASU 2014-09 provides a framework that replaces the existing revenue recognition guidance. The guidance can be applied on a full retrospective or modified retrospective basis whereby the entity records a cumulative effect of initially applying this update at the date of initial application. We have not yet selected a method of application nor have we determined the potential impact this authoritative guidance will have on our consolidated financial statements. It is effective for annual periods beginning after December 15, 2018, including interim periods within that reporting period.

In February 2016, FASB issued ASU No. 2016-02, “Leases (Topic 842).” ASU 2016-02 provides an approach for classifying leases as either finance leases or operating leases. For either classification a right-of-use asset and a lease liability will be required to be recognized, unless the term of the lease is one year or less. The guidance is required to be applied using a modified retrospective approach which includes optional practical expedients. We are currently evaluating the potential impact of this authoritative guidance on our consolidated financial statements. It is effective for annual periods beginning after December 15, 2019, including interim periods within that reporting period.

Income Taxes

The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company or its subsidiaries that are organized as limited liability companies or limited partnerships have been provided for in the accompanying consolidated financial statements. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

Segment Disclosure

The Company manages and measures performance of its business in two distinct operating segments: Construction and Service. The significant accounting policies described in this note are utilized within our segment reporting.

Fair Value Measurements

The Company classifies and discloses assets and liabilities carried at fair value in one of the following three categories:

• Level 1—quoted prices in active markets for identical assets and liabilities;

• Level 2—observable market based inputs or unobservable inputs that are corroborated by market data; and

• Level 3—significant unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company's consolidated financial instruments are comprised of cash and cash equivalents, trade accounts receivable, and accounts payable which approximate fair value primarily due to their short-term maturities and low risk of counterparty default.

Limbach Holdings LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

(Unaudited)

2. Significant Accounting Policies (continued)

The carrying value of the debt associated with the Company’s senior credit facility approximates its fair value due to the variable rate on such debt. The fair value of the Company’s subordinated debt was determined based upon Level 3 inputs including a comparison to current market conditions as shown by relevant indexes and average yields, security specific leverage, and seniority within the capital structure. Based on this analysis, the Company determined the fair value of its subordinated debt of $23,443 approximates its carrying value.

3. Accounts Receivable and Allowance

Accounts receivable and the allowance for uncollectible accounts are comprised of the following:

	June 30,	December 31,
	2016	2015

Trade receivables	$70,765	$70,192
Retainage	21,547	15,307
Allowance for uncollectible accounts	(190)	(142)
Accounts and retainage receivable, net	$92,122	$85,357

4. Debt

Long-term debt consists of the following obligations:

	June 30,	December 31,
	2016	2015

Senior credit facility – revolver	$5,000	$7,000
Senior credit facility – term loan- payable in quarterly installments of principal plus interest, through 2016	500	1,500
Subordinated debt	23,443	22,209
State of Ohio loan – payable in monthly installments of principal plus interest, 3% rate, through 2017	72	110
Capital leases – collateralized by vehicles and equipment, payable in monthly installments of principal plus interest ranging from 4.9% to 5.3% through 2020	3,059	2,836
	32,074	33,655
Less current portion	(4,821)	(2,698)
Long-term debt	$27,253	$30,957

Senior Credit Facility

The Company has a senior credit facility with a single lender. The revolving credit facility permits borrowings up to $35,000. In January 2016 the maturity date of the credit facility was extended to May 2018. Outstanding borrowings bear interest at Libor plus 2.50% at June 30, 2016 (3.00% assuming 30-day Libor), payable monthly. It is collateralized by substantially all of the Company’s assets except for real property. The credit facility contains certain restrictive covenants, which, among other things, require the Company to maintain certain financial ratios. The credit facility also contains cross-default provisions related to the subordinated debt facility (see below) and the underwriting agreement with the Company’s surety. During 2011, the company retired a portion of its subordinated debt using existing cash and a $10,000 term loan. Outstanding borrowings bear interest at Libor plus 3.00% at June 30, 2016 (3.50%

Limbach Holdings LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

(Unaudited)

4. Debt (continued)

assuming 30-day Libor), payable monthly. In January 2016 the term loan was converted into a draw term loan facility and the amount of the facility was increased to $7,500, of which $5,500 is available to be drawn in increments not to exceed $2,000.

The Company had $25,966 of availability under this revolving credit facility at June 30, 2016. A commitment fee is payable on the average daily unused amount of the senior credit facility. The fee is 0.4% of the unused amount at June 30, 2016. The Company has an irrevocable letter of credit with its lender to secure obligations under its self-insurance program. At June 30, 2016, the outstanding letters of credit related to this program were $3,390.

The additional margin applied to both the revolver and term loan, as well as the commitment fee on the average daily unused amount of the senior credit facility, is determined based on levels achieved under the Company’s Senior Funded Debt to EBITDA ratio covenant.

The following is a summary of the additional margin:

Level	Additional Margin Applied to Revolver	Additional Margin Applied to Term Loan	Commitment Fee
I	3.00%	3.50%	.50%
II	2.50%	3.00%	.40%
III	2.25%	2.75%	.30%

Subsequent to June 30, 2016, the existing senior credit facility was paid in full in conjunction with the completion of the Merger transaction described in Note 7.

Subordinated Debt

The subordinated debt is unsecured and bears paid in kind interest at 13%. The subordinated debt contains similar covenants to the senior credit facility. This debt is held entirely by the majority owner of the Company. The Company is permitted to pay monthly on the subordinated interest as long as the Company exceeds certain tangible net worth and working capital baselines. The Company currently exceeds those thresholds but Management elected to suspend any interest payments through May 2016. A payment in the amount of $249 was made for interest accrued during June 2016. The maturity date of the principal and the paid in kind interest is December 2018.

Subsequent to June 30, 2016, the existing subordinated debt was paid in full in conjunction with the completion of the Merger transaction described in Note 7.

The following future maturities schedule accounts for the terms of the new senior credit facility discussed in Note 7.

Limbach Holdings LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

(Unaudited)

4. Debt (continued)

Approximate maturities on long-term debt and capital leases are as follows:

Amount
Twelve months ending June 30:
2017	$4,821
2018	2,906
2019	24,061
2020	285
2021	1
$32,074

5. Commitments and Contingencies

Legal

The Company is continually engaged in administrative proceedings, arbitrations, and litigation with owners, general contractors, suppliers, and other unrelated parties, all arising in the ordinary courses of business. In the opinion of management, the disposition or ultimate resolution of currently known claims and lawsuits will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows of the Company.

Energy Contracts

The Company enters into contracts with certain state agencies in Ohio to acquire, construct, implement, and install energy conservation measures, as described in the contracts. The contracts include guarantees related to yearly energy costs savings by these customers, typically over a ten-year period. To the extent the yearly savings guarantees are unmet, the Company would be required to pay the customer the difference between the amount of energy costs savings guarantee and actual savings realized.

Under the terms of the contracts, the Company provides a guarantee bond to its customers in the amount of the guaranteed savings. The Company also maintains a Service Maintenance Agreement on most of the contracts so it can ensure proper maintenance of the equipment. On contracts without a Service Maintenance Agreement, the Company has no obligation for the guarantee if the equipment is not properly maintained. Since the inception of these contracts in 1997, the Company has not been required to make any payments for unmet energy savings under any of the contracts through June 30, 2016.

As a result of the guarantee bonds and its experience with these arrangements, the Company does not expect to incur any material liabilities with respect to the contracts. Accordingly, no liability has been recorded for the contract guarantees.

Surety

The terms of our construction contracts frequently require that we obtain from surety companies (“Surety Companies”) and provide to our customers, payment and performance bonds (“Surety Bonds”) as a condition to the award of such contracts. The Surety Bonds secure our payment and performance obligations under such contracts, and we have agreed to indemnify the Surety Companies for amounts, if any, paid by them in respect of Surety Bonds issued on our behalf. In addition, at the request of labor unions representing certain of our employees, Surety Bonds are sometimes provided to secure obligations for wages and benefits payable to or for such employees. Public sector contracts require Surety Bonds more frequently than private sector contracts, and accordingly, our bonding requirements typically increase as the amount of public sector work increases. As of June 30, 2016, we had approximately $126 million in surety bonds outstanding. The Surety Bonds are issued by Surety Companies in return for premiums, which vary depending on the size and type of bond.

Limbach Holdings LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

(Unaudited)

5. Commitments and Contingencies (continued)

Collective Bargaining Agreements

Many of the Company’s craft labor employees are covered by collective bargaining agreements. The agreements require the Company to pay specified wages, provide certain benefits and contribute certain amounts to multi-employer pension plans. If the Company withdraws from any of the multi-employer pension plans or if the plans were to otherwise become underfunded, the Company could incur additional liabilities related to these plans. Although the Company has been informed that some of the multi-employer pension plans to which it contributes have been classified as “critical” status, the Company is not currently aware of any significant liabilities related to this issue.

Self-Insurance

We are substantially self-insured for workers' compensation, general liability and medical and dental claims in view of the relatively high per-incident deductibles we absorb under our insurance arrangements for these risks. Losses up to deductible amounts are estimated and accrued based upon known facts and historical experience.

The components of the self-insurance are reflected below:

	June 30,	December 31,
	2016	2015

Current liability – workers’compensation and general liability	$494	$619
Current liability – medical and dental	307	259
Non-current liability	644	531
Total liability	1,445	1,409

Cash and cash equivalents-restricted	63	63

6. Operating Segments

The Company manages and measures performance of our business in two distinct operating segments: Construction and Service. These segments are reflective of how the Company’s Chief Operating Decision Maker (“CODM”) reviews operating results for the purposes of allocating resources and assessing performance. The Company’s CODM is its CEO.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Management evaluates performance based on income from operations of the respective business units after the allocation of Corporate office operating expenses. Transactions between segments are eliminated in consolidation. Our Corporate office provides general and administrative support services to our two operating segments. Management allocates costs between segments for selling, general and administrative expenses and depreciation expense.

The Company does not identify capital expenditures and total assets by segment in its internal financial reports due in part to the shared use of a centralized fleet of vehicles and specialized equipment. Interest expense is not allocated to segments because of the corporate management of debt service including interest.

Limbach Holdings LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

(Unaudited)

6. Operating Segments (continued)

Segment information for the three and six months ended June 30, 2016 and 2015 is as follows:

	For the three months ended June 30,
	2016	2015
Revenues:
Construction	$77,329	$63,071
Service	19,319	15,439
Total	$96,648	$78,510

	For the six months ended June 30,
	2016	2015
Revenues:
Construction	$158,949	$127,545
Service	35,518	29,126
Total	$194,467	$156,671

	For the three months ended June 30,
	2016	2015
Gross Profit:
Construction	$8,953	$6,833
Service	4,233	3,404
Total	$13,186	$10,237

	For the six months ended June 30,
	2016	2015
Gross Profit:
Construction	$17,661	$14,122
Service	7,666	6,609
Total	$25,327	$20,731

Limbach Holdings LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

(Unaudited)

6. Operating Segments (continued)

	For the three months ended June 30,
	2016	2015
Selling, General and Administrative Expense:
Construction	$5,168	$4,924
Service	2,841	2,502
Corporate	2,268	1,520
Total	$10,277	$8,946

	For the six months ended June 30,
	2016	2015
Selling, General and Administrative Expense:
Construction	$10,531	$10,001
Service	5,743	5,033
Corporate	3,844	3,213
Total	$20,118	$18,247

	For the three months ended June 30,
	2016	2015
Operating income (loss):
Construction	$3,035	$1,088
Service	1,392	902
Corporate	(1,518)	(699)
Total	$2,909	$1,291

	For the six months ended June 30,
	2016	2015
Operating income (loss):
Construction	$5,598	$2,370
Service	1,923	1,576
Corporate	(2,312)	(1,462)
Total	$5,209	$2,484

Limbach Holdings LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

(Unaudited)

6. Operating Segments (continued)

	For the three months ended June 30,
	2016	2015
Other Data:
Depreciation and Amortization:
Construction	$445	$371
Service	156	129
Corporate	137	135
Total	$738	$635

	For the six months ended June 30,
	2016	2015
Other Data:
Depreciation and Amortization:
Construction	$860	$735
Service	307	253
Corporate	266	270
Total	$1,433	$1,258

7. Merger Transaction

Subsequent to June 30, 2016, on July 20, 2016, the Company completed the previously disclosed merger with 1347 Capital Corp. (“1347 Capital”). The Company’s equityholders and option holders received consideration comprised of (a) $33 million in cash, (b) 2,200,005 shares of Company common stock, (c) 1,000,006 warrants, each exercisable for one share of Company common stock at an exercise price of $11.50 per share, and (d) 666,670 warrants, each exercisable for one share of Company common stock at an exercise price of $12.50 per share.

In conjunction with the completion of the merger, the Company’s existing senior credit facility was paid in full and the Company entered into a new senior credit facility agreement with multiple lenders. The senior credit facility consists of a $24,000 term loan and a $25,000 revolving line of credit, both with a maturity date of July 20, 2021. It is collateralized by substantially all of the Company’s assets. Outstanding borrowings on the revolving line of credit bear interest at either the Base Rate or Libor plus the applicable additional margin, payable monthly. Principal payments on the term loan of $750 are due quarterly commencing with the calendar quarter ending September 30, 2016, and ending with the calendar quarter ending June 30, 2018. Principal payments of $900 are due at the end of subsequent quarters through maturity of the loan, with any remaining amounts due at maturity. Outstanding borrowings on the term loan bear interest at either the Base Rate or Libor plus the applicable additional margin, payable monthly.

Limbach Holdings LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

(Unaudited)

7. Merger Transaction (continued)

The Credit Agreement includes restrictions on, among other things and subject to certain exceptions, the Loan Parties’ ability to incur additional indebtedness, pay dividends or make other distributions, redeem or purchase capital stock, make investments and loans and enter into certain transactions, including selling assets, engaging in mergers or acquisitions and entering into transactions with affiliates.

The Credit Agreement requires that the Loan Parties comply with certain financial performance covenants including with respect to total leverage, senior leverage, fixed charges and tangible net worth.

Mandatory prepayments are required upon the occurrence of certain events, including, among other things and subject to certain exceptions, equity issuances, a change of control of the Company or any Loan Party, certain debt issuances, assets sales and excess cash flow. Commencing with the fiscal year ending December 31, 2017, Borrower will be required to remit to the Lenders an amount equal to 50% of the excess cash flow (as defined in the Credit Agreement) of the Loan Parties, which percentage will be reduced based on the Senior Leverage Ratio (as defined therein). The Borrower may voluntarily prepay the loans at any time subject to the limitations set forth in the Credit Agreement.

 The equity interests of the Loan Parties (other than Limbach Holdings) have been pledged as security for the obligations under the Credit Agreement. The Credit Agreement includes customary events of default, including, among other items, payment defaults, cross-defaults to other indebtedness, a change of control default (including with respect to the Company) and events of default with respect to certain material agreements. Additionally, with respect to the Company, an event of default occurs if the Company fails to apply for listing on the NASDAQ Capital Market within a specified period, or if the Company’s securities cease to be registered with the SEC pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). In case of an event of default, the administrative agent would be entitled to, among other things, accelerate payment of amounts due under the Credit Agreement, foreclose on the equity of the Loan Parties, and exercise all rights of a secured creditor on behalf of the lenders.

The additional margin applied to both the revolver and term loan is determined based on levels achieved under the Company’s Senior Leverage ratio covenant.

The following is a summary of the additional margin:

Level	Additional Margin for Base Rate loans	Additional Margin for Libor Rate loans	Commitment Fee
I	3.00%	4.00%	.50%
II	2.75%	3.75%	.50%
III	2.50%	3.50%	.50%
IV	2.25%	3.25%	.50%

In conjunction with the completion of the merger, the Company’s existing subordinated debt was paid in full and the Company entered into a new subordinated debt agreement. The subordinated debt consists of a $13,000 loan with a maturity date of July 20, 2022. Principal payments are not required prior to maturity. Outstanding borrowings bear interest at 16%, with 13% payable in cash, quarterly, and the Company having the option either to pay the remaining 3% in cash or have it deferred and capitalized into the loan balance.

Limbach Holdings LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

(Unaudited)

7. Merger Transaction (continued)

Upon a Conversion Event (defined as a prepayment of more than 75% of the original principal of the loans, an acceleration, a Change of Control (as defined therein) or maturity), the Lenders may elect to receive, in satisfaction of all or a portion of the outstanding principal of the Loans which constitutes the PIK portion of the loan, the number of shares of Limbach Stock equal to the PIK portion of the loan divided by $10.00 per share (the “Conversion Shares”). The Lenders may further elect whether to be paid entirely in Limbach stock or to receive a cash payment equal to the PIK portion of the loan being converted plus shares of Limbach Stock determined by a formula equal to the Conversion Shares minus the Liquidation Shares (defined as the portion of the PIK portion of the loan being converted divided by the five-day weighted trading average of a share of Limbach Stock for the five Business Days preceding the trigger date). Upon a Conversion Event, the lenders will have registration rights with respect to such shares, including one demand registration right and usual and customary “piggy-back” registration rights, pursuant to a registration rights agreement (the “Alcentra Registration Rights Agreement”).

 Mandatory prepayments are required upon the occurrence of certain events, including, among other things and subject to certain exceptions, equity issuances, a change of control of the Company or any Loan Party, certain debt issuances and asset sales. Borrower may voluntarily prepay the loan at any time subject to a prepayment fee. If prepayment occurs prior to July 20, 2017, the prepayment fee will be 3.00% of the principal amount of the loan being prepaid plus all interest that would be due on the loan if the same had remained outstanding until July 20, 2017. After July 20, 2017 and prior to July 20, 2018, the prepayment fee is 3.00% of the principal amount of the loan being paid. After July 20, 2018, there is no prepayment fee.

8. Backlog

At June 30, 2016 and 2015, the Company’s construction backlog, which represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress, was $402,219 and $295,436, respectively.

In addition, service backlog as of June 30, 2016 and 2015 was $45,206 and $24,374, respectively.